Exhibit 4.125
AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT
This AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made as of May 15, 2023, by and among CREDIT ACCEPTANCE FUNDING LLC 2019-2, as the borrower (the “Borrower”), CREDIT ACCEPTANCE CORPORATION, as the originator (“Credit Acceptance” and in such capacity, the “Originator”), as the servicer (in such capacity, the “Servicer”) and as the custodian (in such capacity, the “Custodian”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as a lender (the “WF Lender”), the LENDERS FROM TIME TO TIME PARTY THERETO, as lenders (together with the WF Lender, the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as the deal agent (in such capacity, together with its successors and assigns, the “Deal Agent”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the backup servicer (in such capacity, together with its successors and assigns, the “Backup Servicer”) and as the collateral agent (in such capacity, together with its successors and assigns, the “Collateral Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement (as defined below).
R E C I T A L S
WHEREAS, the Borrower, Credit Acceptance, the Lenders, the Deal Agent, the Backup Servicer and the Collateral Agent entered into that certain Loan and Security Agreement, dated as of August 28, 2019 (the “Existing Agreement,” and as amended by Amendment No. 1 to Loan and Security Agreement and Backup Servicing Agreement, dated as of August 12, 2022, as further amended by this Amendment, and as further amended from time to time, the “Agreement”); and
WHEREAS, the parties hereto desire to amend the Existing Agreement pursuant to Section 14.1 thereof as provided herein;
NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
1.Amendments.
The parties hereto hereby agree that, as of the date of this Amendment, the Existing Agreement is hereby amended as follows:
(a)Section 1.1 is hereby amended by deleting clause (r) of the definition of “Eligible Purchased Loan” in its entirety and replacing it with “[reserved];”.
(b)Section 1.1 is hereby amended by deleting the definition of “Collateral Amount in its entirety and replacing it with the following:
“Collateral Amount: On any Payment Date, an amount equal to the Aggregate Outstanding Eligible Loan Balance less the aggregate of the Overconcentration Loan Amounts and the aggregate of the Loan Excess Advance Amounts, if any, after giving effect to all purchases of Loans on such date. Solely for purposes of calculating the “Collateral Amount,” the determination of whether a Loan satisfies the Dealer bankruptcy or insolvency criteria applicable under the definition of “Eligible Loan” shall be made as if such Loan were sold on the date of such calculation; provided, however, that a Dealer Loan relating to a Dealer that, to the knowledge of the Servicer, has become insolvent after the sale of such Dealer Loan to the Borrower shall continue to constitute an “Eligible Dealer Loan” (assuming that such Dealer Loan would otherwise be an “Eligible Dealer Loan” on such date of determination if the applicable Dealer had not become insolvent) for purposes of calculating the “Collateral Amount” so long as (i) the characterization of such Dealer Loan as an “Eligible Dealer Loan” would not cause the percentage of the aggregate Outstanding Balance of all Dealer Loans relating to Dealers who are insolvent to exceed 2.5% of the Aggregate Outstanding Eligible Loan Balance and (ii) no bankruptcy court has entered an order (whether or not final), which order has not been vacated or overturned, stating that a person other than the Borrower (or the Servicer on the Borrower’s behalf) is entitled to receive any collections on that Dealer Loan or the Contracts relating thereto.”
2.Agreement in Full Force and Effect as Amended.
Except as specifically amended hereby, all provisions of the Agreement shall remain in full force and effect. After this Amendment becomes effective, all references to the “Agreement,” the “Loan and Security Agreement,” “hereof,” “herein,” or words of similar effect referring to the Agreement shall be deemed a reference to the Agreement as amended hereby. This Amendment shall not constitute a novation of the Agreement but shall constitute an amendment thereof. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as expressly set forth herein.
3.Representations.
Each of the Borrower and the Servicer represent and warrant as of the date of this Amendment as follows:
(a)it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;
(b)the execution, delivery and performance by it of this Amendment are within its powers, have been duly authorized, and do not contravene (A) its charter, by-laws, or other organizational documents, or (B) any Applicable Law;
(c)no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment by or against it;
(d)this Amendment has been duly executed and delivered by it;
(e)this Amendment constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and
(f)no Amortization Event, Termination Event or Unmatured Termination Event shall have occurred and be continuing.
4.Conditions to Effectiveness.
This Amendment shall be subject to the satisfaction of the conditions precedent described below.
(a)The Borrower, the Originator and the Servicer shall represent and warrant that the representations and warranties made by the Borrower, the Originator and the Servicer in the Transaction Documents are true and correct as of the date of his Amendment, with the same effect as though made on the date of this Amendment;
(b)The Deal Agent shall have received a duly executed and original counterpart of this Amendment from each party hereto; and
(c)The Deal Agent shall have received all documented fees and expenses of counsel to Deal Agent.
5.Miscellaneous.
(a)The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
(b)The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.
(c)Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.
(d)This Amendment represents the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.
(e)THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(f)This Amendment shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National

Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings and authentication of Notes when required under the UCC or other Signature Law due to the character or intended character of the writings.
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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:	CREDIT ACCEPTANCE FUNDING LLC 2019-2
By: /s/ Douglas W. Busk
Name: Douglas W. Busk
Title: Chief Treasury Officer

THE ORIGINATOR, THE SERVICER AND CUSTODIAN:	CREDIT ACCEPTANCE CORPORATION
By: /s/ Douglas W. Busk
Name: Douglas W. Busk
Title: Chief Treasury Officer

THE COLLATERAL AGENT AND THE BACKUP SERVICER:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent and Backup Servicer By: COMPUTERSHARE TRUST COMPANY, N.A., as attorney-in-fact and agent
By: /s/ Kristen Walters
Name: Kristen Walters
Title: Vice President

THE DEAL AGENT AND LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Deal Agent and Lender
By: /s/ James B. Brinkley II
Name: James B. Brinkley II
Title: Managing Director